As filed with the Securities and Exchange Commission on December 21, 2022

Registration Nos. 333-250326 and 333-252031

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO FORM S-1

ON FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LEXARIA BIOSCIENCE CORP.
(Exact name of registrant as specified in its charter)

Nevada	20-2000871
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

#100-740 McCurdy Road

Kelowna BC Canada V1X 2P7

(250) 765-6424

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher Bunka

Chief Executive Officer

Lexaria Bioscience Corp.

#100 – 740 McCurdy Road

Kelowna, British Columbia V1X 2P7

(250) 765-6424

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gregory Sichenzia, Esq.

Avital Perlman, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

(212) 930-9700

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (“Post-Effective Amendment”) to the Registration Statement on Form S-1 (Registration No. 333-250326) previously declared effective by the Securities and Exchange Commission (the “SEC”) on January 11, 2021, and the Registration Statement on Form S-1MEF (Registration No. 333-252031) filed with the SEC on January 11, 2021 (each as amended by the Post-Effective Amendment No. 1 declared effective on December 23, 2021 and collectively, the “Registration Statement”) of Lexaria Bioscience Corp. (the “Company”) is being filed pursuant to the undertakings in the Registration Statement to update and supplement the information contained in the Registration Statement.

The Registration Statement registered the offer and sale of (i) 2,102,856 shares of common stock and 2,102,856 warrants (the “Public Warrants”), including 274,285 shares of common stock and 274,285 warrants issued pursuant to the representative’s overallotment option and (ii) warrants to purchase 166,781 shares of common stock issued to the representative (the “Representative’s Warrants,” and, together with the Public Warrants, the “Warrants”). As of the date of this Post-Effective Amendment, 610,189 Warrants have been exercised.  This Post-Effective Amendment covers the sale of shares of common stock issuable from time to time upon the exercise of the 1,659,448 Warrants that remain outstanding and unexercised. All applicable registration fees were paid at the time the Registration Statement was originally filed.

This Post-Effective Amendment is being filed to (i) update the contents of the prospectus contained in the Registration Statement pursuant to Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”), in respect of the continuous offering pursuant to Rule 415 of 1,659,448 shares of common stock issuable from time to time upon the exercise of the outstanding and unexercised 1,659,448 Warrants previously registered on the Registration Statement and (ii) convert the Registration Statement on Form S-1 into a registration statement on Form S-3.

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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to completion, dated December 21, 2022

Lexaria Bioscience Corp.

Prospectus

1,659,448 Shares of Common Stock Issuable Upon Exercise of Outstanding Warrants

This prospectus relates to an aggregate of 1,659,448 shares of our common stock, par value $0.001 per share, upon the exercise of the following warrants: (1) warrants to purchase 1,575,951 shares of common stock that were issued as part of a public offering (the “Public Warrants”) and (2) warrants to purchase a total of 83,497 shares of common stock issued to the representative of the underwriters in the public offering (the “Representative Warrants” and, together with the Public Warrants, the “Warrants”).

As of the date of this prospectus, the Warrants have an exercise price of $6.58 per share of common stock. The Public Warrants will expire on January 14, 2026 and the Representative Warrants will expire on January 11, 2026. If the Warrants are exercised for cash, we will receive the proceeds from such exercise.

On December 20, 2022, the last reported sale price for our common stock was $2.32 per share. Our common stock and Public Warrants are traded on the Nasdaq Capital Market under the symbols “LEXX” and “LEXXW,” respectively, and commenced trading on Nasdaq on January 12, 2021. Our common stock previously traded on the over-the-counter market and was quoted on the OTCQX market under the symbol “LXRP.”

.

 Our business and an investment in our common stock involve a high degree of risk. Before making any investment in our common stock, you should read and carefully consider risks described in the “Risk Factors” section on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the common stock offered hereby or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated

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Unless otherwise stated or the context otherwise requires, the terms “Lexaria” “we,” “us,” “our” and the “Company” refer to Lexaria Bioscience Corp., a Nevada corporation, and its consolidated subsidiaries.

You should rely only on the information contained in this prospectus and any related free writing prospectus that we may provide to you in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities in this offering. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

Company Overview

Lexaria Bioscience Corp. is a biotechnology company developing the enhancement of the bioavailability of a broad range of fat-soluble active molecules and active pharmaceutical ingredients (“APIs”) using our patented DehydraTECHTM drug delivery technology. DehydraTECH combines lipophilic molecules or APIs with specific long-chain fatty acids and carrier compounds that improve the way they enter the bloodstream, increasing their effectiveness and allowing for lower overall dosing while promoting healthier oral ingestion methods.

DehydraTECH can be used with a wide range of active molecules encompassing fat-soluble vitamins, pain medications, hormones, PDE5 inhibitors, antivirals, nicotine and its analogs, and all cannabinoids. Our technology can be applied to a variety of therapeutic indications, including hypertension and heart disease, dementia, SARS-CoV-2/COVID-19 and HIV/AIDS. DehydraTECH can be implemented in a multitude of ingestible or topically administered product formats including foods, beverages, oral suspensions, tablets, capsules, creams, lotions, and skin patches. It is suitable for use with a variety of product formats including pharmaceuticals, nutraceuticals, over-the-counter and consumer packaged goods.

DehydraTECH is a technology incorporated into the formulation and manufacturing process of new or existing orally ingestible and topical products. The procedure involves fusing the active ingredient as a delivery “payload” together with certain fatty acids and infusing the mixture into a substrate material. Using controlled dehydration synthesis, it combines the payload and fatty acids together at a molecular level. The newly combined molecules are then integrated into production of the end-product using any number of dosage formats. From foods and beverages to cosmetics and nutraceuticals, this technology extends across many product categories beyond the primary pharmaceutical focus of the Company. DehydraTECH formulations have been found to reduce the need for unwanted sweeteners or chemical masking agents used for flavor and odor blocking allowing manufacturers to create low-sugar products with fewer calories and artificial sweeteners.

The Company has developed a variety of demonstration products since 2015 exhibiting the potential uses for DehydraTECH to both consumers and potential licensees. These products included hot chocolate, coffee, seven flavors of teas, two flavors of protein energy bars, powder filled capsules and mix-and-serve powders. All utilized DehydraTECH for a more palatable and efficient delivery of bioactive molecules. The Company gained extensive experience from the formulation and production of these products that enables us to provide expert advice to our licensees with the integration of DehydraTECH in their products.

Lexaria does not intend to create or produce consumer products. A part of our business plan is to encourage new and existing participants to license and utilize DehydraTECH to enable enhanced performance of their products. These products cross a wide range of lipophilic bioactive molecules including CBD with additional molecules of interest continually being evaluated.

Available Information

Lexaria’s common stock is quoted on the Nasdaq under the symbol “LEXX” and warrants are quoted under LEXXW. We file annual, quarterly, and current reports, proxy statements and other information with the U.S. Securities Exchange Commission (the “SEC”). These filings are available to the public on the internet at the SEC’s website at http://www.sec.gov. Lexaria Bioscience Corp. is a British Columbia based reporting issuer in Canada and as such, we are required to file certain information and documents at www.sedar.com

Our corporate website is www.lexariabioscience.com. This website address is not intended to function as a hyperlink and the information contained on our website is not intended to be a part of this Report. We make available free of charge on https://www.lexariabioscience.com/investors/regulatory-filings/ our annual, quarterly, and current reports, and amendments to those reports if any, as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC. Further details on our research programs are provided in our 2021 and 2022 Form 10-K filings. We may, from time to time, provide important disclosures to investors by posting them in the Investor Relations section of our website.

The address of our principal executive office and research laboratory is #100–740 McCurdy Road, Kelowna, British Columbia, Canada V1X 2P7. We maintain our registered agent’s office and our U.S. business office at Nevada Agency and Transfer Company, 50 West Liberty, Suite 880, Reno, Nevada 89501. Our telephone number is (755) 322-0626.

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THE OFFERING

Common stock outstanding	5,950,998 shares. (1)

Common stock offered by the Company	1,659,448 shares issuable upon the exercise of outstanding Warrants.

Description of Warrants

The Warrants have an exercise price of $6.58 per share. The Public Warrants expire at 5:00 P.M., New York time, on January 14, 2026 and the Representative Warrants expire at 5:00 P.M., New York time, on January 11, 2026.

Use of proceeds

The gross proceeds if all the Warrant holders, as of the date of this prospectus, exercise their Warrants will be approximately $10,919,167; however, we are unable to predict the timing or amount of potential Warrant exercises. All of such proceeds will be used for research and development studies and the patent and legal costs associated thereto, and for general working capital purposes. It is possible that some of the Warrants may expire and never be exercised.

Nasdaq symbols	Our common stock and the Public Warrants are listed on the Nasdaq Capital Market under the symbols “LEXX” and “LEXXW,” respectively.

Risk factors

You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section in the Form 10-K incorporated herein by reference before deciding whether or not to invest in common stock.

(1)	As of December 21, 2022, this number excludes the 1,659,448 shares of common stock issuable upon exercise of the Warrants, as well as:

	•	755,035 shares of common stock issuable upon the exercise of outstanding warrants (other than the Warrants; and

	•	469,436 shares of common stock issuable upon the exercise of outstanding stock options;

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks set forth under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended August 31, 2022, which is incorporated by reference into this prospectus, and in the other reports that we file with the SEC and incorporate by reference into this prospectus, before deciding to invest in our common stock. The risks and uncertainties we have described are not the only ones we face.

If any of the events described in these risk factors actually occurs, or if additional risks and uncertainties that are not presently known to us or that we currently deem immaterial later materialize, then our business, prospects, results of operations and financial condition could be materially adversely affected. In that event, the trading price of our securities could decline, and you may lose all or part of your investment in our securities. The risks discussed include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate” “strategy,” “future,” “likely” or other comparable terms and references to future periods. All statements other than statements of historical facts included in this prospectus regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding the status, progress and results of our research programs; our ability to obtain regulatory approvals for, and the level of market opportunity for, our product candidates; our business plans, strategies and objectives, including plans to pursue collaboration, licensing or other similar arrangements or transactions; our expectations regarding our liquidity and performance, including our expense levels, sources of capital and ability to maintain our operations as a going concern; the competitive landscape of our industry; and general market, economic and political conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by us in this prospectus is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral that may be made from time to time, whether as a result of new information, future developments or otherwise, except as may be required under applicable law. We anticipate that subsequent events and developments will cause our views to change. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures or investments we may undertake. We qualify all of our forward-looking statements by these cautionary statements.

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USE OF PROCEEDS

The gross proceeds if all the Warrant holders, as of the date of this prospectus, exercise their Warrants will be approximately $10,919,167; however, we are unable to predict the timing or amount of potential Warrant exercises. Accordingly, all such proceeds will be used for working capital and general corporate purposes. It is possible that some, or all, of the Warrants may expire and never be exercised.

PLAN OF DISTRIBUTION

We will issue shares of common stock offered hereby upon exercise of the Warrants. As of the date of this prospectus, the Warrants are exercisable for a total of up to 1,659,448 shares of our common stock, which can be adjusted pursuant to the terms of the Warrants. We will not issue fractional shares upon exercise of the Warrants. Each of the Warrants contains instructions for exercise. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised.

DESCRIPTION OF SECURITIES

The rights of our stockholders are governed by Nevada law, our Articles of Incorporation and our Bylaws, as amended. The following briefly summarizes the material terms of our common stock and preferred stock. We urge you to read the applicable provisions of Nevada Corporation Law, our Articles of Incorporation and our Bylaws.

Authorized Capital Stock

Our authorized capital stock consists of 220,000,000 shares of common stock, par value $0.001 per share. As of December 21, 2022, there were 5,950,998 shares of our common stock outstanding.

Common Stock

We are authorized to issue up to a total of 220,000,000 shares of common stock, par value $0.001 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights. Further, holders of our common stock have no preemptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our Board out of our assets which are legally available. Such dividends, if any, are payable in cash, in property or in shares of capital stock.

Holders of shares of our common stock are entitled to cast at least 33.33% of the total votes entitled to be cast by the holders of all of our outstanding capital stock, present in person or by proxy, are necessary to constitute a quorum at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. The vote of 33.33% of our stock held by shareholders present in person or represented by proxy and entitled to vote at the Meeting will be sufficient to elect Directors or to approve a proposal.

Public Warrants

The following summary of certain terms and provisions of the Public Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. The Public Warrants are issued in book-entry form and will initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC pursuant to a warrant agency agreement between us and Computershare, Inc. together with its wholly-owned subsidiary, Computershare Trust Company, N.A., as warrant agent.

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Duration and Exercise Price

The Public Warrants are exercisable from and after the date of their issuance and expire on the five year anniversary of such date, at an exercise price per share of common stock equal to $6.58. The Public Warrants are governed by the terms of a global warrant held in book-entry form. The holder of a Public Warrant will not be deemed a holder of our underlying common stock until the Public Warrant is exercised. No fractional shares of common stock will be issued in connection with the exercise of a Public Warrant. Instead, for any such fractional share that would have otherwise been issued upon exercise of Public Warrants, we will round such fraction up to the next whole share.

Exercisability

The Public Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Public Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon notice from the holder to us, the holder may increase or decrease the beneficial ownership limitation in the holder’s Public Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Public Warrants, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us.

Cashless Exercise

If, at the time a holder exercises its Public Warrants, a registration statement registering the issuance of the shares of common stock underlying the Public Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Public Warrants.

Transferability

Subject to applicable laws, a Public Warrant may be transferred at the option of the holder upon surrender of the Public Warrant to us together with the appropriate instruments of transfer.

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the Public Warrants. Rather, the number of shares of common stock to be issued will be rounded to the nearest whole number.

Trading Market

Our common stock and Public Warrants are listed on the Nasdaq Capital Market under the symbols “LEXX” and “LEXXW,” respectively, and commenced trading on Nasdaq on January 12, 2021.

Right as a Stockholder

Except as otherwise provided in the Public Warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the Public Warrants do not have the rights or privileges of holders of our common stock with respect to the shares of common stock underlying the Public Warrants, including any voting rights, until they exercise their Public Warrants. The Public Warrants will provide that holders have the right to participate in distributions or dividends paid on our common stock.

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Fundamental Transaction

In the event of a fundamental transaction, as described in the Public Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Public Warrants will be entitled to receive upon exercise of the Public Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Public Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Public Warrants, in the event of a fundamental transaction (as defined in the Public Warrants), the holders of the Public Warrants will be entitled to receive consideration in an amount in cash equal to the Black Scholes value of the Public Warrants determined according to a formula set forth in the Public Warrants, provided, however, that, if the fundamental transaction is not within our control, including not approved by our Board, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes value of the unexercised portion of the Public Warrant, that is being offered and paid to the holders of our common stock in connection with the fundamental transaction.

Warrant Agent

The Public Warrants were issued pursuant to the terms of a warrant agency agreement between us and Computershare, Inc. together with its wholly-owned subsidiary, Computershare Trust Company, N.A., as warrant agent. The warrant agent may resign upon 30 days’ written notice to us and our transfer agent, if applicable. We have the right to remove the warrant agent upon 30 days’ prior written notice to the warrant agent, our transfer agent and the holders of any Public Warrant certificates. If the warrant agent resigns or is removed, we will appoint a successor warrant agent. If we do not do so within 30 days, then any holder of a Public Warrant certificate may petition a court of competent jurisdiction to appoint a successor warrant agent and we will be deemed to be the warrant agent pending such appointment. In the warrant agency agreement, we have agreed to indemnify the warrant agent against certain liabilities.

Representative’s Warrants

The Representative’s Warrants have an exercise price of $6.58 and are in the same form as the Public Warrants, except that the Representative Warrants have a termination date of January 11, 2026, and will be issued in certificated form. Pursuant to FINRA Rule 5110(e), the Representative’s Warrants and any shares of common stock issued upon exercise of the Representative’s Warrants shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of commencement of sales of in the Company’s January 2021 public offering, except the transfer of any security: (i) by operation of law or by reason of reorganization of the issuer; (ii) to any FINRA member firm participating in the offering and the officers, partners, registered persons or affiliates thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the Representative or related persons does not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period; (vi) if we meet the registration requirements of Forms S-3, F-3 or F-10; or (vii) back to us in a transaction exempt from registration with the SEC.

Anti-Takeover Provisions of Nevada State Law

Certain anti-takeover provisions of Nevada law could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition arguably could benefit our stockholders.

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Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination, or the transaction by which such person becomes an “interested stockholder”, in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We have made such an election in our original articles of incorporation.

Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.379, inclusive, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Absent such provision in our bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interests of, the corporation. The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

The following provisions of our articles of incorporation and bylaws could have the effect of delaying or discouraging another party from acquiring control of us and could encourage persons seeking to acquire control of us to first negotiate with our Board:

•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•

the right of our Board to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death or removal of a director, with our stockholders only allowed to fill such a vacancy if not filled by the Board;

•	the ability of our Board to alter our bylaws without obtaining shareholder approval; and

•

the requirement that a special meeting of stockholders may be called only by either (i) the Chairman; (ii) the President; (iii) Vice President, or (iv) at least two members of our Board, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company of Canada.

Stock Market Listing

On January 12, 2021, our common stock ceased trading on the OTCQX, and our common stock and Public Warrants commenced trading on Nasdaq under the symbols “LEXX” and “LEXXW”, respectively. Our common stock was voluntarily delisted from the CSE at market close on July 8, 2021, and prior to delisting, the Company’s common stock traded under the symbol “LXX”.

 LEGAL MATTERS

The validity of the common stock offered hereby has been passed upon for us by Sichenzia Ross Ference LLP, New York, New York.

EXPERTS

The consolidated balance sheets of Lexaria Bioscience Corp. as of August 31, 2022, and 2021, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years then ended, have been audited by Davidson & Company LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference herein. Such financial statements have been incorporated by reference herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act to register the common stock offered by this prospectus. The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the common stock being offered pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement, or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement.

We file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC under the Exchange Act. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov.

You may read and copy this information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549, at prescribed rates. You may obtain information regarding the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Our website can be accessed at lexariabioscience.com. The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this prospectus.

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The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that they have gathered their information from sources they believe to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

•	our Annual Report on Form 10-K and 10-K/A for the fiscal year ended August 31, 2022 (filed with the SEC on November 28, 2022, and December 6, 2022, respectively);
•	our Current Reports on Form 8-K filed with the SEC on November 28, 2022, and November 30, 2022;
•	the description of our common stock included in our Form 8-A12B filed with the SEC on January 11, 2021; and
•

all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the Securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Lexaria Bioscience Corp., #100–740 McCurdy Road, Kelowna, British Columbia, Canada V1X 2P7, Telephone: (250) 765-6424. Copies of the above reports may also be accessed from our website at www.lexariabioscience.com. We have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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Lexaria Bioscience Corp.

Prospectus

1,659,448 Shares of Common Stock Issuable Upon Exercise of Outstanding Warrants

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of our common stock described in this Post-Effective Amendment No. 2.

SEC registration fee	$2,834.50	*
Accounting fees and expenses	$2,500
Legal fees and expenses	$12,500
Miscellaneous	$1,000
Total	$18,834.50

* Previously paid.

Item 15. Indemnification of Directors and Officers.

The NRS empower us to indemnify our directors and officers against expenses relating to certain actions, suits or proceedings as provided for therein. In order for such indemnification to be available, the applicable director or officer must not have acted in a manner that constituted a breach of his or her fiduciary duties and involved intentional misconduct, fraud or a knowing violation of law, or must have acted in good faith and reasonably believed that his or her conduct was in, or not opposed to, our best interests. In the event of a criminal action, the applicable director or officer must not have had reasonable cause to believe his or her conduct was unlawful.

Pursuant to our articles, we may indemnify each of our present and future directors, officers, employees or agents who becomes a party or is threatened to be made a party to any suit or proceeding, whether pending, completed or merely threatened, and whether said suit or proceeding is civil, criminal, administrative, investigative, or otherwise, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including, but not limited to, attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit, proceeding or settlement, provided such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The expenses of directors, officers, employees or agents of the Company incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Company as they are incurred and in advance of the final disposition of the action, suit, or proceeding, if and only if the director, officer, employee or agent undertakes to repay said expenses to the Company if it is ultimately determined by a court of competent jurisdiction, after exhaustion of all appeals therefrom, that he is not entitled to be indemnified by the corporation.

No indemnification shall be applied, and any advancement of expenses to or on behalf of any director, officer, employee or agent must be returned to the Company, if a final adjudication establishes that the person’s acts or omissions involved a breach of any fiduciary duties, where applicable, intentional misconduct, fraud or a knowing violation of the law which was material to the cause of action.

The NRS further provides that a corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses. We have secured a directors’ and officers’ liability insurance policy. We expect that we will continue to maintain such a policy.

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Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities under the Securities Act may be permitted to officers, directors or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that is it is the opinion of the SEC that such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description
3.1	Articles of Incorporation (incorporated by reference as exhibit 3.1 to our Registration Statement on Form S-1 filed June 3, 2020)
3.2	Bylaws (incorporated by reference as exhibit 3.2 to our Registration Statement on Form S-1 filed June 3, 2020)
3.3	Amendment to Articles of Incorporation (incorporated by reference as exhibit 3.2 to our Registration Statement on Form S-1 filed June 3, 2020)
3.4	Amended and Restated Bylaws (incorporated by reference as exhibit 3.4 to our Registration Statement on Form S-1 filed June 3, 2020)
3.5	Amendment to Articles of Incorporation – Share Expansion (incorporated by reference as exhibit 3.5 to our Registration Statement on Form S-1 filed June 3, 2020)
3.6	Amendment to Articles of Incorporation –Share Forward Split (incorporated by reference as exhibit 3.6 to our Registration Statement on Form S-1 filed June 3, 2020)
3.7	Amendment to Articles of Incorporation – Name Change (incorporated by reference as exhibit 3.7 to our Registration Statement on Form S-1 filed June 3, 2020)
3.8	Form of Articles of Amendment to Articles of Incorporation dated January 11, 2021 (incorporated by reference as exhibit 3.1 of our Current Report on Form 10-Q filed January 14, 2021)
3.9	Second Amended and Restated Bylaws (incorporated by reference as exhibit 3.2 to our Current Report on Form 8-K filed January 14, 2021)
4.1	Warrant Agency Agreement, dated January 11, 2021 (incorporated by reference as exhibit 4.3 to our Current Report on Form 8-K filed January 14, 2021)
5.1	Legal Opinion of Sichenzia Ross Ference LLP Legal Opinion of Sichenzia Ross Ference LLP (previously filed)
5.2	Legal Opinion of Sichenzia Ross Ference LLP Legal Opinion of Sichenzia Ross Ference LLP (previously filed)
10.18	Underwriting Agreement with H.C. Wainwright & Co. LLC (incorporated by reference as Exhibit 1.1 to our Current Report on Form 8-K filed January 14, 2021)
21.1	List of Subsidiaries of the Registrant (incorporated by reference as exhibit 21.1 to our Annual Report on Form 10-K filed November 29, 2021)
23.1	Consent of Davidson & Company LLP
23.2	Consent of Sichenzia Ross Ference LLP (Included in Exhibit 5.1)
23.3	Consent of Sichenzia Ross Ference LLP (Included in Exhibit 5.2)
24.1	Power of Attorney (Included in the signature page to our Registration Statement on Form S-1 filed November 20, 2020)

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Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification by it is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(a)	The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser if the registrant is relying on Rule 430B: (A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(c)

The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kelowna, British Columbia, on this 21st day of December 2022.

LEXARA BIOSCIENCE CORP.

/s/ Christopher Bunka
Christopher Bunka
Chief Executive Officer and Chairman
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Capacity:	Date:

/s/ Christopher Bunka	Chief Executive Officer and Chairman	December 21, 2022
Christopher Bunka	(Principal Executive Officer)

/s/ John Docherty*	President and Director	December 21, 2022
John Docherty

/s/ Gregory Downey	Chief Financial Officer	December 21, 2022
Gregory Downy CPA, CMA

/s/ Nicholas Baxter*	Director	December 21, 2022
Nicholas Baxter

/s/ Ted McKechnie*	Director	December 21, 2022
Ted McKechnie

* By: /s/ Christopher Bunka	Attorney in fact	December 21, 2022
Christopher Bunka

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